Exhibit 10.1

Autozi Internet Technology (Global) Ltd.

2024 Equity Incentive Plan

1. Purposes of this Plan. The purposes of this Autozi Internet Technology (Global) Ltd. 2024 Equity Incentive Plan (the “Plan”) are to enable Autozi Internet Technology (Global) Ltd., an exempted company incorporated in the Cayman Islands (the “Company”), and its subsidiaries (collectively, the “Group”) to attract and retain services of the best available personnel, provide additional incentives to employees, officers, directors and external persons, and promote the success of the Group as a whole. This Plan permits the grant of Restricted Shares and Local Awards. The Administrator may grant any type of Award under this Plan to any Participant it selects. Award may be granted alone or in addition to, in tandem with, or (subject to the Plan’s prohibitions on repricing) in substitution for any other Award (or any other awards granted under another plan of the Company or other members of the Group).

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board, or specified Officers to whom the Board delegates its administrative authority consistent with Applicable Laws and in accordance with Section 4 of the Plan.

(b) “Affiliate” means any Person that directly or indirectly controls, is controlled by, or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract, or otherwise.

(c) “Annual Salary Base” shall have the meaning ascribed thereto in Section 5(e) of this Plan.

(d) “Applicable Laws” means any applicable legal requirements relating to the administration of and the issuance of equity-based awards under the applicable laws of any country or jurisdiction in connection with the granting, vesting and settlement of Awards under this Plan, including, without limitation, the requirements of the laws of the PRC, U.S. federal and state securities laws, the Code, the laws of the Cayman Islands, and the requirements of any stock exchange or quotation system upon which the Shares may be listed or quoted and the applicable laws of any country or jurisdiction where Awards are granted under the Plan. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes or regulations, where necessary as determined by the Administrator.

(e) “Award” means, individually or collectively, a grant under this Plan of Restricted Shares and/or Local Awards.

(f) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under this Plan. The Award Agreement is subject to the terms and conditions of this Plan.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” with respect to a Participant means (unless otherwise expressly provided in the applicable Award Agreement, or another applicable contract with the Participant that defines such term for purposes of determining the effect that a “for cause” termination has on the Participant’s Awards) a termination of employment or service (or removal of an External Participant from participating in the Plan and receiving an Award pursuant to the Plan) based upon a finding by the Company or any member of the Group, acting in good faith and based on its reasonable belief at the time, that the Participant:

(i) has been negligent in the discharge of his or her duties to the Company or any member of the Group, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;

(ii) has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information;

(iii) has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Company or any member of the Group; or has been convicted of, or plead guilty or nolo contendere to, a felony or misdemeanor (other than minor traffic violations or similar offenses);

(iv) has materially breached any of the provisions of any agreement with the Company or any member of the Group;

(v) has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Company or any member of the Group; or

(vi) has improperly induced a vendor or customer to break or terminate any contract with the Company or any member of the Group or induced a principal for whom the Company or any member of the Group acts as agent to terminate such agency relationship.

A termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Board) on the date on which the Company first delivers written notice to the Participant of a finding of termination for Cause.

(i) “Change in Control” means the occurrence of any of the following events:

(i) Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) The individuals who, as of the date of grant, constituted the Company’s Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual (other than any individual whose initial assumption of office is in connection with an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act)) becoming a Director subsequent to the date of grant of an award, whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board, shall be considered as though such individual was a member of the Incumbent Board; or

(iii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iv) The consummation of a merger, amalgamation or consolidation of the Company with any other corporation or business entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Anything in the foregoing to the contrary notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the legal jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s Securities immediately before such transaction. In addition, a sale by the Company of its Securities in a transaction, the primary purpose of which is to raise capital for the Company’s operations and business activities, shall not constitute a Change in Control.

(j) “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(k) “Company” has the meaning set forth in Section 1.

(l) “Key Employee” means any Officer, or other Employee that is identified by the Administrator employed by the Company or any member of the Group.

(m) “Director” means a member of the Board.

(n) “Disability” means, unless determined otherwise by the Administrator, a disability that entitles the Participant to benefits under the Company’s long-term disability plan, if any, and in the absence of such a plan, the Participant being unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

(o) “Employee” means any person employed by the Company or any member of the Group (excluding any Excluded Employee). Neither service as a Non-Employee Director nor payment of a Director’s fee by the Company or any member of the Group will be sufficient to constitute “employment” by the Company.

(p) “Eligible Person” means any: (i) Employee as defined under this Plan and determined by the Administrator; provided, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; or (ii) director or officer of any member of the Group.

(q) “Excluded Employee” means (i) at the time of 28 August 2024, any employee that has a service period of less than 6 months from the expiry date of his or her probation period as stated in the employment contract with the Company or any member of the Group; (ii) any employee that has a breach of employment contract, or an act that has caused harms or losses to the Company or any member of the Group; (iii) any employee who is resident in a place where award of the Shares and/or the vesting and transfer of the awarded Shares pursuant to the terms of the Plan is not permitted under the laws and regulations of such place or where in the view of the Administrator, compliance with applicable laws in such place makes it necessary or expedient to exclude such employee; or (iv) any employee specifically identified and excluded by the Administrator at its sole discretion. The Administrator has the power to amend the scope of Excluded Employee from time to time during the term of this Plan.

(r) “External Participant” means any external Person identified by the Administrator as having made significant contribution to the business development of the Company or any member of the Group, and therefore recognized in writing by the Administrator to participate in the Plan and to receive an Award pursuant to the Plan.

(s) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(t) “Fair Market Value” means, as of any date, the value of the Shares determined as follows:

(i) If the Shares are listed on any established stock exchange or a national market system, the Fair Market Value (on a per Share basis) will be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value (on a per Share basis) will be the mean between the high bid and low asked prices for the Shares on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Shares, the Fair Market Value will be determined in good faith by the Administrator in accordance with Applicable Laws.

(u) “Grant Date” means the date on which the Administrator makes the determination of granting such Award, or such other later date as is determined by the Administrator to a Participant. Notice of the determination will be provided to each Participant within a reasonable time after the Grant Date.

(v) “Group” has the meaning set forth in Section 1.

(w) “Listing Date” means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on the securities exchange in the United States.

(x) “Local Award” shall have the meaning ascribed thereto in Section 6 of this Plan.

(y) “Non-Employee Director” means a member of the Board who is not an Officer or Employee.

(z) “Officer” means a person who is an officer of the Company, as determined by the Board.

(aa) “Participant” includes any Eligible Person who has been selected by the Administrator to participate in the Plan and to receive an Award pursuant to the Plan, and any External Participant.

(bb) “Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

(cc) “Plan” means this 2024 Equity Incentive Plan, as it may be amended from time to time.

(dd) “Plan Limit” shall have the meaning ascribed thereto in Section 3(a) of this Plan.

(ee) “PRC” means the People’s Republic of China, which, for the purposes of this Plan, shall exclude the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

(ff) “PRC Requirements” shall have the meaning ascribed thereto in Section 11 of this Plan.

(gg) “PRC Plan Agent” means Autozi Internet Technology Co., Ltd., a limited liability company owned by the Company and registered in the PRC, or any other Subsidiary of the Company as determined by the Administrator.

(hh) “PRC Plan Registration” means any and all regulatory approvals, registrations, filings and other formalities required under the Applicable Laws in connection with a PRC citizen or resident’s participation in an employee equity incentive plan of a company incorporated outside of China, including without limitation, the registration of such employee incentive plan and its participants with the State Administration of Foreign Exchange or its competent local branch.

(ii) “Restricted Shares” means Shares issued and allotted pursuant to a Restricted Share award under Section 5 of this Plan.

(jj) “Securities” means any equity interest in, or shares of any class in the share capital (equity, preferred or otherwise) of, the Company and any convertible securities, options, warrants and any other type of equity or equity-linked securities convertible, exercisable or exchangeable for any such equity interest or shares of any class in the share capital of the Company.

(kk) “Share” means the Class A ordinary shares of US$0.000001 par value in the share capital of the Company, as adjusted in accordance with Section 9 of this Plan.

(ll) “Shareholder” means a person whose name is entered in the Register of Members of the Company as the holder of one or more shares in the capital of the Company.

(mm) “Subsidiary” means any corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is controlled by the Company.

(nn) “Successor Plan” means in the event of a Change in Control where Awards are assumed or replaced by substituted awards, the successor plan applicable to assumed Awards and/or new substituted awards.

3. Shares Subject to this Plan.

(a) Shares Subject to this Plan. Subject to the provisions of Section 9 of this Plan, the maximum aggregate number of Shares that may be issued for all purposes under the Plan shall be 7 million (the “Plan Limit”). Shares to be issued under the Plan may be authorized and unissued Shares, issued Shares that have been reacquired by the Company (or acquired by the agent designated by the Company) and that are being held in treasury, or a combination thereof. The Company retains the right to designate a qualified agent to purchase and hold the Shares for the benefits of the Participants and deal with relevant registrations as instructed by the Company including but not limited to registration of Participant’s title to the vested Shares.

(b) Rules Applicable to Determining Shares Available for Issuance. The number of Shares remaining available for issuance will be reduced by the number of Shares subject to outstanding Awards. For purposes of determining the number of Shares that remain available for issuance under the Plan, the number of Shares that are tendered by a Participant or withheld by the Company to satisfy the Participant’s tax withholding obligations in connection with an Award, shall not be added back to the Plan Limit. However, for purposes of determining the number of Shares that remain available for issuance under the Plan, if and to the extent an Award of Restricted Shares is cancelled or forfeited for any reason, the Shares subject to that Award shall be added back to the Plan Limit and again be available for the grant of Awards. In contrast, and for the avoidance of doubt, the Shares underlying any Local Awards settled in cash shall not be counted against the Plan Limit.

(c) Share Reserve. The Company, during the term of this Plan, will at all times keep available such number of unissued Shares available for issue as will be sufficient to satisfy the requirements of this Plan.

4. Administration of the Plan.

(a) Administration. The Plan will be administered by the Administrator.

(b) Delegation of Authority. Except to the extent prohibited by Applicable Law, the Administrator may, from time to time, delegate limited authority over the day-to-day administration of the Plan to the specified Officers as it deems necessary, appropriate or advisable under such conditions or limitations as it may set at the time of such delegation or thereafter. Such delegation may be revoked at any time.

(c) Powers of the Administrator. Subject to the provisions of this Plan, the Administrator will have the authority:

(i) to determine the Fair Market Value;

(ii) to determine eligibility for Plan Participants and select the Eligible Persons to whom Awards may be granted hereunder, including determination of External Participants;

(iii) to determine the type and number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under this Plan;

(v) to determine the terms and conditions of any Award granted hereunder. Such terms and conditions include, but are not limited to, the vesting schedule, any vesting acceleration or waiver of forfeiture restrictions, cancellation or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to construe and interpret the terms of this Plan and Awards granted pursuant to this Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations relating to sub-plans and/or Local Awards established for the purpose of satisfying Applicable Laws, including, without limitation, the Exchange Act, the Securities Act and PRC Requirements, and/or qualifying for preferred tax treatment under Applicable Laws, including, without limitation, the Code;

(viii) to modify or amend each Award (subject to Section 15 of this Plan), including but not limited to accelerate the satisfaction of any vesting or exercisability criteria or waiver of forfeiture, cancellation or repurchase restrictions;

(ix) to restrict the sale of Shares obtained through this Plan by specific Affiliates and non-affiliates by establishing a lock-up period or selling window in accordance with the relevant provisions of the U.S. Securities Act (specifically Rule 144 under the U.S. Securities Act).

(x) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 12 of this Plan;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

(xiii) to determine whether Awards will be settled in Shares, cash or in any combination thereof;

(xiv) to determine whether Awards will be adjusted for dividend equivalents;

(xv) to establish a program whereby Eligible Persons designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xvi) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(xvii) to make all other determinations deemed necessary or advisable for administering this Plan.

(d) Plan Construction and Interpretation. The Administrator shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan. The Administrator’s decisions, determinations and interpretations in carrying out and administering the Plan and in construing and interpreting the Plan shall be made in the Administrator’s sole discretion and shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(e) Liability of Administrator. Subject to Applicable Laws: (i) no member of the Administrator (or its delegates) shall be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan and (ii) the members of the Administrator (and its delegates) shall be entitled to indemnification and reimbursement in the manner provided in the Company’s governing documents, as they may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Administrator shall be entitled to rely upon information and/or advice furnished by the Company’s Officers or Employees, the accountants of the Company or the Administrator, the counsel of the Company or the Administrator and any other party the Administrator deems necessary, and no member of the Administrator shall be liable for any action taken or not taken in reliance upon any such information and/or advice.

5. Restricted Shares.

(a) Issue and Allotment of Restricted Shares. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may issue and allot Restricted Shares to Participants in such amounts as the Administrator will determine. Notwithstanding anything herein to the contrary, the Administrator may place restrictions on the issuance and allotment of Restricted Shares and until the PRC Plan Registration is complete or as otherwise required in accordance with Applicable Laws.

(b) Number of Restricted Shares. The number of Restricted Shares to be issued and allotted to each Participant (exclusive of External Participant) will be subject to his or her current monthly salary standard as of 28 August 2024, service period and internal assessment by the Company. As a general principle, Participant (exclusive of External Participant) with service period of above 6 months but less than 1 year, above 1 year but less than 2 years, above 2 years but less than 3 years, above 3 years from the starting date of his or her employment as stated in the employment contract with the Company or any member of the Group as of 28 August 2024 (including the probationary period on the employment contact) may be entitled to an incentive amount (the “Incentive Amount”) equal to his or her current salary of 6 months, 12 months, 24 months and 36 months respectively as illustrated in the below table:

Service Period (as of 28 August 2024)	Incentive Amount
above 6 months but less than 1 year (including 6 months)	6-month current salary

above 1 year but less than 2 years (including 1 year)	12-month current salary

above 2 years but less than 3 years (including 2 years)	24-month currents alary

3 years and above	36-month current salary

The Administrator has the sole discretion to modify the Incentive Amount by adding or deducting certain amount with reference to the Participant’s performance, and the chairman of the Board retains veto power on the final Incentive Amount (the “Final Incentive Amount”). The number of Restricted Shares to be issued and allotted to a Participant will be the corresponding Final Incentive Amount divided by the Initial Public Offering (the “IPO”) offering price of the Shares. Notwithstanding the above provisions, no fractional Shares will be created pursuant to this Section 5(b). Any fraction of a Share will be rounded down to the nearest whole Share.

(c) Grant Date. The Administrator has the sole discretion to determine the dates which the Restricted Shares shall be granted and any conditions that must be satisfied before the Restricted Shares may vest. Unless otherwise stipulated in the Award Agreement, the Company will grant the Restricted Shares to the Participants on a specific date (the “Grant Date”) within one month following the Plan is approved by the Board and Shareholders, and once all legal procedures required under the applicable laws have been fulfilled. The Grant Date will see the one-time grant of the Restricted Shares in its entirety.

(d) Vesting Conditions. In principle, the Company shall determine the portion of Restricted Shares subject to vesting and the vesting date for each calendar year following the Grant Date. The Administrator retains the right to adjust the vesting of the Restricted Shares based on the Fair Market Value at their sole discretion, including the proportion of Restricted Shares that can vest and the vesting dates. Vesting of Restricted Shares will occur either in full or in installments upon fulfillment of the conditions outlined in the Restricted Share Award Agreement. The Restricted Share Award Agreement may also provide for the acceleration of the vesting schedule under specific circumstances.

(e) Additional Restricted Shares to Key Employees. In addition to the grants and vesting of Restricted Shares to Participants pursuant to Sections 5(b)and 5(c), the Company will covenant with respect to additional grants and vesting of Restricted Shares to Key Employees pursuant to Section 5(e).

(i) Number of Restricted Shares. The number of Restricted Shares to be issued and allotted to each Key Employee will depend on the aggregate monthly salary for the twelve months preceding the month of the Grant Date (the “Annual Salary Base”) and the performance criteria. When a Key Employee has been in service for less than 12 months as of the Grant Date, the Annual Salary Base will be determined by dividing the agreed annual salary by 12 and multiplying by the months of service. The Administrator will confirm the achievement of the Company’s performance and the achievement of the Key Employee’s individual performance, which will be combined with the Annual Salary Base to confirm the incentive amount on the Grant Date (the “Key Employee Incentive Amount”).

The Administrator has the sole discretion to modify the Incentive Amount by adding or deducting certain amount with reference to the Key Employee’s performance, and the chairman of the Board retains veto power on the final Incentive Amount (the “Final Incentive Amount”). The number of Restricted Shares to be issued and allotted to a Key Employee will be the corresponding Final Incentive Amount divided by the average of the closing prices for the seven trading days prior to the Grant Date. Notwithstanding the above provisions, no fractional Shares will be created pursuant to this Section 5(e)(i).Any fraction of a Share will be rounded down to the nearest whole Share

(ii) Grant Date. The Administrator has the sole discretion to determine the dates which the Restricted Shares shall be granted and any conditions that must be satisfied before the Restricted Shares may vest. Unless otherwise stipulated in the Award Agreement, the Company will grant 100% of the Restricted Shares determined based on the Final Incentive Amount for each year to the Key Employees for four consecutive years, respectively, on a specific date within the month of November of the calendar year following the completion of one year after the IPO (the first anniversary of the IPO date) (the “Grant Date”).

(iii) Vesting. Restricted Shares granted each year will vest in three annual instalments: The first instalment 1 (30%) will vest in June of the calendar year following one year of the Grant Date, the second instalment (30%) will vest in June of the calendar year following two years of the Grant Date, and the third instalment (40%) will vest in June of the calendar year following three years of the Grant Date. For Key Employees, Restricted Shares granted in different years will vest independently and concurrently, without affecting each other, in accordance with the vesting principles outlined in Section 5(e)(iii).

(f) Restricted Shares to External Participant. As to the External Participant, the Administrator will determine the Final Incentive Amount and the vesting conditions with reference to the Participant’s contribution made to the Group.

(g) Restricted Share Award Agreement. Each Award of Restricted Shares will be evidenced by an Award Agreement that will specify the number of Shares issued and allotted, the grant price and such other terms and conditions as the Administrator will determine. The prospective recipient of an Award of Restricted Shares will not have any rights with respect to such Award, unless and until such recipient has delivered to the Company an executed Award Agreement and has otherwise complied with the applicable terms and conditions of such Award. The Administrator shall designate an escrow agent to hold Restricted Shares until the restrictions if any on such Shares have lapsed.

(h) Certificates. Any share certificate issued in connection with an Award of Restricted Shares will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, any shareholders agreement among Shareholders of the Company, the Award Agreement or by Applicable Law:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED SHARE AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

Share certificates evidencing Restricted Shares will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon if any have lapsed.

(i) Termination of Service. Subject to the provisions of the applicable Award Agreement, or as otherwise stipulated below or determined by the Administrator, in the event of a Participant’s termination of employment or service (or removal of an External Participant from participating in the Plan and receiving an Award pursuant to the Plan), no matter with or without Cause, or due to the occurrence of Change in Control, the Restricted Shares that have vested in such Participant will not be forfeited but the unvested and outstanding Restricted Shares will be cancelled automatically.

Subject to the provisions of the applicable Award Agreement, restrictions on the resale of Restricted Shares under applicable law or as otherwise provided below or as otherwise determined by the Administrator, in the event of a Participant’s termination of employment or service, the Participant shall complete the sale of the Restricted Shares that have vested at the time of the termination of employment or service within three calendar months following the date of termination of employment or service, failing which the Company shall have the right to repurchase any Shares that have not yet been sold at a rate of 50% of the Fair Market Value of the Shares as of the date of repurchase.

(i) Death and Disability. Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Administrator, if termination of service occurs due to death, or the Participant incurs a Disability, all of the unvested Restricted Shares will vest as of termination of service or Disability, as applicable. If the Participant is deceased, the Company will make a payment to his or her estate only after the Company has determined that the payee is the duly appointed executor or administrator of the Participant’s estate.

Subject to the provisions of the applicable Award Agreement, restrictions on the resale of Restricted Shares under applicable law or as otherwise provided below or as otherwise determined by the Administrator, in the event of a Participant’s termination of employment or service by reason of Death or Disability, the Participant shall complete the sale of the Restricted Shares that have vested at the time of the termination of employment or service within six calendar months from the date of the termination of employment or service, failing which the Company shall have the right to repurchase any Shares that have not yet been sold at a rate of 50% of the Fair Market Value of the Shares as of the date of repurchase.

(ii) Retirement. If termination of service occurs (other than for Cause) at a time when the Participant has attained statutory retirement age in accordance with Applicable Laws, all Restricted Shares that have not vested as of the date of the Retirement will vest on the scheduled dates specified in Section 5.

Subject to the provisions of the applicable Award Agreement, restrictions on the resale of Restricted Shares under applicable law or as otherwise provided below or as otherwise determined by the Administrator, in the event of a Participant’s termination of employment or service by reason of Retirement, the Participant shall complete the sale of the Restricted Shares that have vested at the time of the termination of employment or service within six calendar months from the date of the termination of employment or service, failing which the Company shall have the right to repurchase any Shares that have not yet been sold at a rate of 50% of the Fair Market Value of the Shares as of the date of repurchase.

(j) Termination of Awards. A Participant shall no longer be eligible to participate in the Plan, no new Restricted Shares shall be granted to them under the Plan, and the Company shall cancel any Restricted Shares that have been granted but not yet vested in the event that the Participant is subject to any of the following circumstances:

(i) They have received disciplinary action from the Company or any member of the Group due to a major liability or safety incident within the preceding year;

(ii) They have engaged in any illegal activities or committed serious violations of the Group’s policies and procedures, resulting in detriment to the Group’s interests;

(iii) They are involved in any other circumstances that the Board determines disqualify them from being granted Restricted Shares.

(k) Rights of a Shareholder. In the event that Administrator places any restriction period pursuant to Section 5(a), then during the restriction period, the Company will be entitled to receive all dividends and other distributions paid with respect to such Shares and the Participants will not have any voting rights, unless the Administrator provides otherwise and except as required to comply with Applicable Laws, including the PRC Requirements. Where the restriction period (if any) lapses and the Shares are issued and allotted (as evidenced by the appropriate entry in the Register of Members of the Company, where appropriate) to the Participant, such Participant has the right to receive dividends and any other economic rights, together with voting rights as a Shareholder to the Company.

6. Other Local Awards. In order to comply with Applicable Laws, including any PRC Requirements, the Administrator may cause a local PRC Subsidiary to grant local cash-settled awards in lieu of any other Award described hereunder, which such local awards shall be paid through local payroll and wholly funded by the local PRC Subsidiary (a “Local Award”). Each Local Award shall be linked to the Fair Market Value of a Share of the Company. The terms and conditions of each Local Award shall be set forth in an Award Agreement in a form approved by the Administrator for such Local Award, which Award Agreement shall contain terms and conditions not inconsistent with the Plan.

7. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Group, unless determined otherwise by the Administrator.

8. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate. Shares issued in connection with the vesting of any Restricted Shares may be subject to such special forfeiture conditions, rights of repurchase or redemption, rights of first refusal, and other transfer restrictions as the Administrator may determine or as may apply to holders of Shares pursuant to the Company’s articles of incorporation.

9. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other Securities or other property), recapitalization, share division, share consolidation, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other Securities, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Plan, will adjust the number and class of shares that may be delivered under this Plan and/or the number, class, and price of shares covered by each outstanding Award, and the numerical share limits in Section 3 of this Plan.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control.

(i) In the event of a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent replacement award be substituted by the successor corporation or a parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.

(ii) In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and all restrictions on Restricted Shares and Local Awards will lapse if any.

(iii) For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, shares, cash or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock or ordinary shares of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the payout of a Restricted Share, for each Share subject to such Award, to be solely common stock or ordinary shares of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control.

10. PRC Registration Events. To the extent required or permitted by Applicable Laws, the Administrator shall use reasonable efforts to cause the PRC Plan Agent to complete the PRC Plan Registration of this Plan to enable the outstanding Awards to be settled.

11. PRC Requirements. Notwithstanding anything in this Plan or any applicable Award Agreement to the contrary, including without limitation Section 15 of the Plan, the issuance, allotment, vesting and settlement of Awards and any transfers of Shares and/or cash in or out of the PRC shall be subject to the approval of the State Authority for Foreign Exchange or its competent local branch, to the extent that such approval shall be required or advisable under Applicable Laws. Unless as otherwise agreed by the Participants and the Company, the Company has the right to instruct the designated agent to transfer the cash in or out of China according to the Applicable Laws. Pursuant to PRC laws and regulations governing the participation of a PRC citizen or resident in an employee equity incentive plan of a company incorporated outside of China (the “PRC Requirements”), local governmental authorities may review and examine the Plan from time to time and request that the Plan be modified, amended or cancelled in accordance with PRC Requirements. If the Plan is modified, amended or cancelled, the rights of Participants under the Plan or pursuant to any Award Agreement issued hereunder may be materially and adversely affected. No compensation shall be due to a Participant in respect of any such change in the Participant’s rights.

12. Tax.

(a) Withholding Requirements. Subject to Applicable Laws, including without limitation the PRC Requirements, prior to the delivery of any Shares or cash pursuant to an Award or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s employment tax obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. Subject to Applicable Laws, including without limitation the PRC Requirements, the Administrator, pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c) Tax Responsibilities. For avoidance of doubts, each Participant independently assumes the responsibility for tax filing and tax payment according to Applicable Laws in the event that any vested Shares are sold, transferred or disposed by the Participant.

13. No Effect on Employment or Service. Neither this Plan nor any Award will confer upon a Participant (exclusive of External Participant) any right with respect to continuing the Participant’s relationship as an Eligible Person with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

14. Term of Plan. This Plan will become effective upon its adoption by the Board and approval by the Shareholders. This Plan will continue in effect for a term of ten (10) years from the date it becomes effective, unless terminated earlier under Section 15 of this Plan.

15. Amendment and Termination of this Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate this Plan.

(b) Shareholder Approval. The Company shall obtain Shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws, stock exchange rules, the Company’s memorandum of associations and articles of association and any shareholders agreement among Shareholders of the Company.

(c) Effect of Amendment or Termination. Subject to compliance with Applicable Laws, including without limitation PRC Requirements, no amendment, alteration, suspension or termination of this Plan will materially impair the rights of any Participant with respect to an Award outstanding at the time of the amendment, alteration, suspension or termination of the Plan, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of this Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under this Plan prior to the date of such termination.

16. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued and allotted pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws, including without limitation the PRC Requirements, and will be further subject to the approval of counsel for the Company with respect to such compliance if deemed necessary by the Administrator.

(b) Investment Representations. As a condition to the vesting or settlement of an Award, the Company may require the person receiving rights to transfer or payment upon such vesting or settlement to represent and warrant at the time of any such vesting or settlement that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, any such representation is required.

17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

18. Severability. Notwithstanding any contrary provision of the Plan or an Award Agreement to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Award Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award Agreement, as applicable, shall not in any way be affected or impaired thereby.

19. Sections 409A and 457A. Notwithstanding other provisions of the Plan or any Award Agreement, no Award may be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A or Section 457A of the Code upon a Participant. In the event that it is reasonably determined by the Board or, if delegated by the Board to the Administrator, by the Administrator that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, including as a result of the fact that the Participant is a “specified employee” under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. The Company will use commercially reasonable efforts to implement the provisions of this Section 19 in good faith; provided that neither the Company, the Administrator nor any of the Company’s Employees, Directors or representatives will have any liability to Participants with respect to this Section 19.